CENTRAL EUROPEAN MEDIA ENTERPRISES
REPORTS RESULTS FOR THIRD QUARTER
AND NINE MONTHS ENDED
SEPTEMBER 30, 2009

THIRD QUARTER
- Net Revenues of $134.5 million -
- EBITDA loss of $14.4 million -

NINE MONTHS
- Net Revenues of $461.9 million -
- EBITDA of $30.8 million -

HAMILTON, BERMUDA, October 27, 2009 – Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the three months and nine months ended September 30, 2009.

Net revenues for the third quarter of 2009 were $134.5 million, a decrease of 33% compared to the third quarter of 2008. Operating income for the quarter decreased $40.6 million to a loss of $33.5 million. Net income from continuing operations decreased $5.7 million to a loss of $24.3 million, and fully diluted loss per share decreased by $0.10 to a loss of $0.35.

Net revenues for the nine months ended September 30, 2009 were $461.9 million, a decrease of 37% compared to the nine months ended September 30, 2008. Operating income for nine months ended September 30, 2009 decreased $257.6 million to a loss of $106.2 million. Net income from continuing operations decreased $111.5 million to a loss of $48.9 million, and fully diluted income per share decreased by $2.18 to a loss of $0.81.

Adrian Sarbu, President and Chief Executive Officer of CME, commented: “This is the fourth quarter of decline in our advertising markets. TV ad spending reset 30% lower than in 2008. We believe the markets have reached the bottom. This is a new starting point. The macroeconomic prospects for 2010 have improved and we expect advertising spending to follow. Our priority for 2010 is to convert our high audience and market share into higher revenues while managing costs rigorously. We believe in our ability to outperform the markets.”

- continued -

Results for the Three Months Ended September 30, 2009

Net revenues for the three months ended September 30, 2009 decreased by 33% to $134.5 million from $200.6 million for the three months ended September 30, 2008. Operating loss for the quarter was $33.5 million compared to an operating income of $7.2 million for the three months ended September 30, 2008.  Net loss attributable to the shareholders of CME for the quarter was $21.6 million compared to $19.3 million for the three months ended September 30, 2008.  Fully diluted loss per share for the three months ended September 30, 2009 decreased $0.10 to a loss of $0.35.

EBITDA1 for the three months ended September 30, 2009 decreased to a loss of $14.4 million from positive EBITDA of $31.6 million in the three months ended September 30, 2008. EBITDA margin for the three months ended September 30, 2009 was -11% compared to +16% in the three months ended September 30, 2008.

Headline results for the three months ended September 30, 2009 and 2008 were:

	RESULTS (Unaudited)
	For the Three Months Ended September 30, 2009 (US $000’s)
	2009	2008	$ change	% change
Net revenues	$134,482	$200,601	$(66,119)	(33)%
EBITDA	$(14,354)	$31,556	$(45,910)	(145)%
Operating (loss) / income	$(33,450)	$7,155	$(40,605)	Nm (1)
Net loss attributable to CME	$(21,550)	$(19,330)	$(2,220)	(11)%
Fully diluted loss per share	$(0.35)	$(0.45)	$(0.10)	(22)%

(1) Number is not meaningful

Results for the Nine Months Ended September 30, 2009

Net revenues for the nine months ended September 30, 2009 decreased by 37% to $461.9 million from $728.4 million for the nine months ended September 30, 2008.  Operating loss for the period was $106.2 million compared to operating income of $151.4 million for the nine months ended September 30, 2008.  Net loss attributable to the shareholders of CME for the period was $41.9 million compared to net income of $58.6 million for the nine months ended September 30, 2008.  Fully diluted loss per share for the nine months ended September 30, 2009 was $0.81, a decrease of $2.18 compared to the nine months ended September 30, 2008.

EBITDA for the nine months ended September 30, 2009 decreased to $30.8 million from $217.1 million in the nine months ended September 30, 2008. EBITDA margin for the nine months ended September 30, 2009 was 7% compared to 30% in the nine months ended September 30, 2008.

____________________
1 EBITDA is defined in ‘Segment Data’ below, and includes corporate operating costs and stock-based compensation. We define EBITDA margin as EBITDA expressed as a percentage of net revenues. Consolidated EBITDA is equal to the EBITDA for each of our segments less corporate costs (which include non-cash stock-based compensation).

Headline results for the nine months ended September 30, 2009 and 2008 were:

	RESULTS (Unaudited)
	For the Nine Months Ended September 30, (US $000’s)
	2009	2008	$ change	% change
Net revenues	$461,888	$728,433	$(266,545)	(37)%
EBITDA	$30,777	$217,120	$(186,343)	(86)%
Operating (loss) / income	$(106,229)	$151,372	$(257,601)	(170)%
Net (loss) / income attributable to CME	$(41,907)	$58,581	$(100,488)	(172)%
Fully diluted (loss) / income per share	$(0.81)	$1.37	$(2.18)	(159)%

Segment Results

We evaluate the performance of our operations based on net revenues and EBITDA (earnings before interest, taxes, depreciation and amortization).

Our net revenues, Consolidated EBITDA and EBITDA margin for the three months ended September 30, 2009 and 2008 were:

	SEGMENT RESULTS (Unaudited)
	For the Three Months Ended September 30, (US $000's)
	2009	2008	$ change	% change
Net revenues – broadcast operations	$132,148	$198,426	$(66,278)	(33)%
Net revenues – non-broadcast operations	2,334	2,175	159	7%
Net revenues	$134,482	$200,601	$(66,119)	(33)%
EBITDA – broadcast operations	$(3,342)	$46,018	$(49,360)	(107)%
EBITDA – non-broadcast operations	(3,903)	(2,790)	(1,113)	(40)%
EBITDA – Corporate	(7,109)	(11,672)	4,563	39%
Consolidated EBITDA	$(14,354)	$31,556	$(45,910)	(145)%
EBITDA Margin	(11)%	16%

Our net revenues, Consolidated EBITDA and EBITDA margin for the nine months ended September 30, 2009 and 2008 were:

	SEGMENT RESULTS (Unaudited)
	For the Nine Months Ended September 30, (US $000's)
	2009	2008	$ change	% change
Net revenues – broadcast operations	$455,347	$721,505	$(266,158)	(37)%
Net revenues – non-broadcast operations	6,541	6,928	(387)	(6)%
Net revenues	$461,888	$728,433	$(266,545)	(37)%
EBITDA – broadcast operations	$61,892	$258,251	$(196,359)	(76)%
EBITDA – non-broadcast operations	(6,939)	(6,160)	(779)	(13)%
EBITDA – Corporate	(24,176)	(34,971)	10,795	31%
Consolidated EBITDA	$30,777	$217,120	$(186,343)	(86)%
EBITDA Margin	7%	30%

CME will host a teleconference to discuss its second quarter results on Tuesday, October 27, 2009 at 10:00 a.m. New York time (2:00 p.m. London time and 3:00 p.m. Prague time). The teleconference will refer to presentation slides, which will be available on CME’s website at www.cetv-net.com prior to the call.

To access the teleconference, U.S. and international callers may dial +1 785-424-1052 ten minutes prior to the start time and reference conference ID 7CETVQ3.  The conference call will be broadcast live via www.cetv-net.com.

The webcast will be archived on www.cetv-net.com for two weeks. A digital audio replay in mp3 format will also be archived on the Company’s website at www.cetv-net.com for two weeks following the call.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements.  Important factors that contribute to such risks include, but are not limited to, the effect of the credit crisis and economic downturn in our markets as well as in the United States and Western Europe; decreases in television advertising spending and the rate of development of the advertising markets in the countries in which we operate; the timing and sustainability of any stabilization and economic recovery in the markets in which we operate; the timing and impact of any additional investments we make in our Bulgaria and Ukraine operations; our effectiveness in implementing our strategic plan for our Ukraine operations or our Bulgaria operations; our ability to make future investments in television broadcast operations; our ability to develop and implement strategies regarding sales and multi-channel distribution; changes in the political and regulatory environments where we operate and application of relevant laws and regulations; the timely renewal of broadcasting licenses and our ability to obtain additional frequencies and licenses; and our ability to acquire necessary programming and attract audiences. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in CME’s Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on October 27, 2009. We undertake no obligation to publically update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our Quarterly Report on Form 10-Q for the three months ended September 30, 2009, filed with the Securities and Exchange Commission on October 27, 2009, and our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on February 25, 2009.

We make available, free of charge, on our website at www.cetv-net.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

CME is a broadcasting company operating leading networks in seven Central and Eastern European countries with an aggregate population of approximately 97 million people. The company’s television stations are located in Bulgaria (PRO.BG and RING.BG), Croatia (Nova TV), Czech Republic (TV Nova, Nova Cinema and Nova Sport), Romania (PRO TV, PRO TV International, Acasa, PRO Cinema, Sport.ro and MTV Romania), Slovakia (TV Markíza and Doma), Slovenia (POP TV, Kanal A and TV Pika) and Ukraine (Studio 1+1, Studio 1+1 International and Kino). CME is traded on the NASDAQ and the Prague Stock Exchange under the ticker symbol “CETV”.

###

For additional information, please visit www.cetv-net.com or contact:

Romana Tomasová,
Vice President - Corporate Communications,
Central European Media Enterprises
+420 242 465 525
romana.tomasova@cme-net.com

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000’s, except share and per share data)
(Unaudited)

	For the Three Months Ended September 30,
	2009	2008
Net revenues	$134,482	$200,601
Operating costs	35,828	38,459
Cost of programming	88,257	96,222
Depreciation of station property, plant and equipment	13,844	13,980
Amortization of broadcast licenses and other intangibles	5,117	10,199
Cost of revenues	143,046	158,860
Selling, general and administrative expenses (including non-cash stock-based compensation of $1.6 million and $1.7 million in the three months ended September 30, 2009 and 2008, respectively)	24,886	34,586
Operating (loss) / income	$(33,450)	$7,155
Interest expense, net	(26,609)	(20,001)
Foreign currency exchange gain, net	28,980	4,959
Change in fair value of derivatives	(3,259)	9,868
Other income	45	288
(Loss) / income from continuing operations before tax	(34,293)	2,269
Credit / (provision) for Income taxes	9,999	(20,838)
Loss from continuing operations	(24,294)	(18,569)
Discontinued operations, net of tax	-	(1,026)
Net loss	(24,294)	(19,595)
Net loss attributable to noncontrolling interests	2,744	265
Net loss attributable to CME	$(21,550)	$(19,330)

PER SHARE DATA:
Net loss per share
Continuing operations – Basic and diluted	$(0.35)	$(0.43)
Discontinued operations – Basic and diluted	-	(0.02)
Net loss attributable to CME common shareholders – Basic and diluted	$(0.35)	$(0.45)

Weighted average common shares used in computing per share amounts (000s):
Basic and diluted	61,337	42,335

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (continued)
(US$ 000’s, except share and per share data)
(Unaudited)

	For the Nine Months Ended September 30,
	2009	2008
Net revenues	$461,888	$728,433
Operating costs	96,774	108,232
Cost of programming	259,072	307,226
Depreciation of station property, plant and equipment	38,301	39,036
Amortization of broadcast licenses and other intangibles	16,051	26,063
Cost of revenues	410,198	480,557
Selling, general and administrative expenses (including non-cash stock based compensation of $4.6 million and $5.5 million in the nine months ended September 30, 2009 and 2008, respectively)	76,076	96,504
Impairment charge	81,843	-
Operating (loss) / income	$(106,229)	$151,372
Interest expense, net	(68,853)	(51,621)
Foreign currency exchange gain / (loss), net	113,655	(5,587)
Change in fair value of derivatives	(4,444)	(13,671)
Other income	391	1,607
(Loss) / income from continuing operations before tax	(65,480)	82,100
Credit / (provision) for income taxes	16,614	(19,478)
(Loss) / income from continuing operations	(48,866)	62,622
Discontinued operations, net of tax	(262)	(2,534)
Net (loss) / income	(49,128)	60,088
Net loss / (income) attributable to noncontrolling interests	7,221	(1,507)
Net (loss) / income attributable to CME	$(41,907)	$58,581

PER SHARE DATA:
Net income / (loss) per share
Continuing operations - Basic	$(0.80)	$1.44
Continuing operations - Diluted	(0.80)	1.43
Discontinued operations – Basic	(0.01)	(0.06)
Discontinued operations - Diluted	(0.01)	(0.06)
Net (loss) / income attributable to CME common shareholders – Basic	(0.81)	1.38
Net (loss) / income attributable to CME common shareholders – Diluted	$(0.81)	$1.37

Weighted average common shares used in computing per share amounts (000s):
Basic	51,802	42,324
Diluted	51,802	42,773

Segment Data

We manage our business on a geographic basis, and review the performance of each segment using data that reflects 100% of operating and license company results. Our segments are comprised of Bulgaria, Croatia, the Czech Republic, Romania, the Slovak Republic, Slovenia and Ukraine.  We evaluate the performance of our segments based on net revenues and EBITDA, which is also used as a component in determining management bonuses.

EBITDA is determined as net income / (loss), which includes costs for program rights amortization costs, before interest, taxes, depreciation and amortization of intangible assets. Items that are not allocated to our segments for purposes of evaluating their performance and therefore are not included in EBITDA, include foreign currency exchange gains and losses; changes in the fair value of derivatives; and certain unusual or infrequent items (e.g., impairments of assets or investments).

Below are tables showing each of our net revenues, EBITDA, depreciation, amortization and impairment and operating income / (loss) by operation for the three months and the nine months ended September 30, 2009 and 2008:

(US $000'S)	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2009	2008	2009	2008
Net revenues (1)
Bulgaria (2)	$920	$462	$2,397	$462
Croatia	6,871	8,525	31,200	38,153
Czech Republic	53,778	72,602	181,456	270,730
Romania	36,088	59,281	120,622	197,119
Slovak Republic	19,306	24,795	68,106	88,126
Slovenia	11,272	14,231	43,741	58,392
Ukraine	6,247	20,705	14,366	75,451
Total Operating Segments	$134,482	$200,601	$461,888	$728,433
Corporate	-	-	-	-
Total	$134,482	$200,601	$461,888	$728,433

EBITDA
Bulgaria (2)	$(12,346)	$(3,101)	$(29,702)	$(3,101)
Croatia	(3,622)	(5,401)	(1,362)	(6,448)
Czech Republic	17,767	31,405	81,201	146,454
Romania	6,638	20,116	29,196	81,785
Slovak Republic	(2,669)	5,847	6,714	28,958
Slovenia	(1,191)	2,153	9,094	17,359
Ukraine	(11,822)	(7,791)	(40,188)	(12,916)
Total Operating Segments	$(7,245)	$43,228	$54,953	$252,091
Corporate	(7,109)	(11,672)	(24,176)	(34,971)
Total	$(14,354)	$31,556	$30,777	$217,120

(1) All net revenues are derived from external customers.  There are no inter-segmental revenues.

(2) We acquired our Bulgaria operations on August 1, 2008.

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2009	2008	2009	2008
Depreciation, Amortization and Impairment
Bulgaria (1)	$728	$1,356	$85,276	$1,356
Croatia	1,481	1,667	3,915	4,773
Czech Republic	7,412	11,172	20,204	31,734
Romania	3,643	4,214	10,485	11,581
Slovak Republic	3,196	2,941	9,001	8,396
Slovenia	1,604	1,437	4,532	4,232
Ukraine	897	1,392	2,782	3,027
Total Operating Segments	$18,961	$24,179	$136,195	$65,099
Corporate	135	222	811	649
Total	$19,096	$24,401	$137,006	$65,748

Operating income / (loss)
Bulgaria (1)	$(13,074)	(4,457)	$(114,978)	$(4,457)
Croatia	(5,103)	(7,068)	(5,277)	(11,221)
Czech Republic	10,355	20,233	60,997	114,720
Romania	2,995	15,902	18,711	70,204
Slovak Republic	(5,865)	2,906	(2,287)	20,562
Slovenia	(2,795)	716	4,562	13,127
Ukraine	(12,719)	(9,183)	(42,970)	(15,943)
Total Operating Segments	$(26,206)	19,049	$(81,242)	$186,992
Corporate	(7,244)	(11,894)	(24,987)	(35,620)
Total	$(33,450)	7,155	$(106,229)	$151,372

(1) We acquired our Bulgaria operations on August 1, 2008.